UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation)	1-5491 (Commission File Number)	98-1023315 (IRS Employer Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of principal executive offices)		77056-6189 (Zip code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Awards

On February 25, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Rowan Companies plc (the “Company”) met and made the following recommendations regarding compensation for the Company’s current executive officers. Such recommendations were reviewed and approved by the Board on February 26, 2015.

2014 Annual Incentive Plan

In 2014, the executive officers participated in the Company’s annual incentive plan (“AIP”), the terms of which were approved by the Committee and the Board in early 2014 and previously disclosed. Each participant in the AIP has an incentive target that is a percentage of base salary.

The AIP comprises a formulaic component representing 75% of the total payout and a discretionary component representing the remaining 25% of payout. The payout under the formulaic component is calculated based on Company performance against the financial and operational metrics set forth in the table below and payouts may range from 0% to 200% of the 75% weighting (or 0% to 150% of target).

The performance against our financial and operational metrics was as follows:

Metric	Weighting	Target Performance	Actual Performance	Percent of Threshold Achieved in 2014	Payout Percentage
EBITDA	50%	$733.9 MM	$707.2 MM	82%	41%
HSE (a)	20%	1.0 TRIR	1.06 TRIR	85%	17%
Contracted Non-Productive Time (b)	10%	3.00%	2.38%	183%	18%
Newbuild Capital Projects (c)	10%	0%	-1.08%	200%	20%
Upgrade Capital Projects (d)	10%	0% cost/ 0% days	34.97%	0%	0%
TOTAL:					96.4%

(a)	Safety performance is derived from our internal incident reporting by comparing the trailing total recordable incident rate (“TRIR”) with Company goals.

(b)	Contracted Non-Productive Time refers to any period when one of our rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage.

(c)	The Newbuild Capital Projects metric is based on our rig construction projects remaining on time and on budget.

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(d)	The Upgrade Capital Projects metric is based on our upgrade capital projects remaining on time and on budget.

With respect to the 25% discretionary portion of the AIP, the Committee determined the percentage funding at 37.7%, for total 2014 funding pool at 110% of target.

The Board approved the following:

Executive Officer	2014 AIP Payout ($)
W. Matt Ralls, Executive Chairman (c)	888,531
Thomas P. Burke, President and Chief Executive Officer (c)	779,931
Stephen M. Butz, Executive Vice President and Chief Financial Officer	N/A (a)
Mark A. Keller, Executive Vice President, Business Development	421,414 (b)
Melanie M. Trent, Executive Vice President, Chief Administrative Officer and General Counsel (c)	280,208 (b)
T. Fred Brooks, Senior Vice President, Operations	261,425 (b)

(a)	Due to Mr. Butz’ hire date, he was not eligible to receive an AIP payout in 2015 with respect to 2014 performance.

(b)	Certain executive officers received payouts above target based on outstanding individual performance.

(c)	Bonus amounts were prorated due to officer promotions and AIP target multiple changes in 2014.

2015 Long-Term Incentive Awards

The executive officers’ target long-term incentive awards (“LTI”) are based on a multiple of base salary. For 2015, 50% of such value is provided in restricted share units (“RSUs”) vesting pro rata over three years, and 50% in performance units (“PUs”), cliff vesting on the third anniversary of the grant. These awards were made under the Company’s incentive plan (the “Plan”) consistent with our previously disclosed forms of award notices and approved as described above:

Executive Officer	Restricted Share Unit Value ($)*	Performance Unit Target Value($)(a)*
Ralls	3,000,000 (b)	--
Burke	1,800,000	1,800,000
Butz	682,500	682,500
Keller	773,344	773,344
Trent	600,000	600,000
Brooks	473,594	473,594

*	Other than for Mr. Ralls, value amounts are calculated using the executive officer’s LTI target multiple of base salary. These values may not reflect grant date values calculated in accordance with accounting requirements. The number of RSUs to be awarded is determined based on the average high/low price per share on February 26, 2015 of $21.10 and the number of PUs to be awarded is determined based on a target value of $100 per unit.

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(a)	The PUs may only be settled in cash and the value thereof will be determined with reference to the Company’s total shareholder return performance relative to the Company’s peer offshore drilling companies measured each year and over the three year period.

(b)	Assuming re-election to the Board, Mr. Ralls’ will receive RSUs with a value of $3 million as of the date of his re-election at the 2015 annual general meeting of shareholders. Such RSUs will cliff vest on the first anniversary of the grant date.

2015 Compensation

Base salaries, AIP target multiples and LTI target multiples for executive officers remain unchanged from 2014:

Executive Officer	2015 Salary ($) (a)	2015 AIP Target Multiple (% of base salary)	2015 LTI Target Multiple (% of base salary)
Ralls	700,000	100%	NA
Burke	800,000	100%	450%
Butz	420,000	70%	325%
Keller	475,904	70%	325%
Trent	400,000	70%	300%
Brooks	344,432	60%	275%

2015 Annual Incentive Plan

For the 2015 AIP, the Board approved the following metrics and weightings:

Metric	Weighting
EBITDA	50%
HSE	20%
Contracted Non-Productive Time	10%
Strategic Objectives	20%
Total	100%

Consistent with prior practice and as detailed above, achievement of these metrics will determine 75% of the target value of the 2015 AIP pool. The remaining 25% of the target value will be subject to the discretion of the Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2015	ROWAN COMPANIES PLC

	By:	/s/ Stephen M. Butz
Stephen M. Butz Executive Vice President, Chief Financial Officer and Treasurer

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